    As filed with the Securities and Exchange Commission on February 7, 2001
                                                      Registration No. 333-64391
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------

                         POST-EFFECTIVE AMENDMENT NO. 9
                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         -------------------------------

                      INLAND RETAIL REAL ESTATE TRUST, INC.
        (Exact name of registrant as specified in governing instruments)
                         -------------------------------

                             2901 BUTTERFIELD ROAD
                           OAK BROOK, ILLINOIS 60523
                                (630) 218-8000
                (Address, including zip code, and telephone number, including area code, of principal executive offices)
                         -------------------------------

                              ROBERT H. BAUM, ESQ.
           VICE CHAIRMAN, EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                             THE INLAND GROUP, INC.
                              2901 BUTTERFIELD ROAD
                            OAK BROOK, ILLINOIS 60523
                                 (630) 218-8000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                 WITH A COPY TO:
                             DAVID J. KAUFMAN, ESQ.
                               KATTEN MUCHIN ZAVIS
                             525 WEST MONROE STREET
                                   SUITE 1600
                          CHICAGO, ILLINOIS 60661-3693
                                 (312) 902-5564

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--------------------------------------------------------------------------------

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ] _______

     Pursuant to this Registration Statement, as amended, Inland Retail Real Estate Trust, Inc. (the "Registrant") registered 56,000,000 shares of the Registrant's Common Stock, $.01 par value, including 4,000,000 shares to be issued pursuant to the Registrant's Distribution Reinvestment Program and 2,000,000 shares underlying 2,000,000 warrants to be issued upon exercise of soliciting dealer warrants to be issued and sold to our dealer manager with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Registration Statement was declared effective on February 11, 1999. The Registrant terminated the offering and is filing this Post-Effective Amendment to the Registration Statement in order to withdraw from registration certain Securities covered by the Registration Statement which remain unsold at the termination of this offering.

     Of the 56,000,000 shares of Common Stock registered, 13,982,474 were sold. Accordingly, the Registrant hereby amends the Registration Statement to withdraw from registration such 42,017,526 shares of the Registrant's Common Stock.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 9 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 7th day of February, 2001.

                                       INLAND RETAIL REAL ESTATE TRUST, INC.


                                       By: /s/ Robert D. Parks
                                           ----------------------------------
                                           Title: Chairman, Chief Executive
                                                  Officer and Director


                                POWER OF ATTORNEY

     Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               NAME                                   CAPACITY                         DATE

/s/ Robert D. Parks                        Chairman, Chief Executive Officer
-------------------------------------      and Director (Principal Executive      February 7, 2001
    Robert D. Parks                        Officer)


                                           President, Chief Operating Officer,
/s/ Barry L. Lazarus*                      Treasurer and Chief Financial
-------------------------------------      Officer and Director (Principal        February 7, 2001
    Barry L. Lazarus                       Accounting and Financial Officer)





/s/ Daniel K. Deighan*                     Director                               February 7, 2001
-------------------------------------
    Daniel K. Deighan


/s/ Kenneth E. Masick*                     Director                               February 7, 2001
-------------------------------------
    Kenneth E. Masick


/s/ Michael S. Rosenthal*                  Director                               February 7, 2001
-------------------------------------
    Michael S. Rosenthal


     *By Roberta S. Matlin, as attorney-in-fact for the individuals indicated.


/s/ Roberta S. Matlin
-------------------------------------
Roberta S. Matlin, attorney-in-fact
